IMMEDIATE RELEASE

TOWNSQUARE MEDIA, INC. REPORTS PRELIMINARY ESTIMATED 2024 RESULTS

Purchase, NY - January 21, 2025 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today preliminary estimated financial results for the fourth quarter and full year ended December 31, 2024.

“We are pleased to pre-announce our fourth quarter and full year 2024 estimated results that are directly in-line with the expectations and guidance we had previously outlined on our third quarter earnings call. We expect full year net revenue will be between $450 million and $452 million, within our guidance range of $448 million to $452 million. Therefore, we expect fourth quarter net revenue will be between $117 million and $119 million. In addition, we expect full year 2024 Adjusted EBITDA will be approximately $100 million, within our guidance range of $100 million to $101 million. Therefore, we expect fourth quarter Adjusted EBITDA will be approximately $31 million,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “As anticipated, our digital divisions had a very strong fourth quarter, as Townsquare Interactive returned to year-over-year revenue growth, and Digital Advertising net revenue accelerated to year-over-year growth rates in excess of +15%, helped by national digital advertising returning to revenue growth together with ongoing strength in our digital programmatic business. In total, we expect fourth quarter Digital revenue to increase approximately +11% year-over-year, and represent 52% of Townsquare’s net revenue in 2024, a true point of differentiation from others in local media, as we have evolved from a local broadcast radio company that was founded in 2010, to a Digital First Local Media Company with a world class team and a unique and differentiated strategy, assets, platforms and solutions. Further, we could not be more pleased to share that we are continuing to expand our Media Partnerships division, whereby we provide a white-label service that equips other local media companies with the digital advertising solutions that have driven Townsquare’s success. Following our October 2024 announcement that we partnered with SummitMedia, who operates in nine markets that do not overlap with Townsquare’s footprint, we have recently entered an agreement with another local media provider who operates in two additional non-overlapping markets. We expect that partnership to launch this summer.”

Mr. Wilson continued, “Given the cash generative nature of our business and our strong cash position, we were able to repurchase and retire approximately $12 million of our Senior Secured Notes in the fourth quarter (and $36 million in total in 2024), ending the year with $467 million of debt and $33 million of cash on hand. The combination of our healthy balance sheet, ongoing digital strength and momentum, Digital First Local Media strategy, and focus on markets outside of the Top 50 U.S. cities, reinvigorates my confidence in our business model and our path to long-term, sustainable growth and success.”

The information presented herein is based on internally available financial information that has not been audited or subject to regular period end closing procedures. As such, the financial guidance presented above reflects various assumptions and estimates based only upon information available to management as of the date hereof. This information should not be viewed as a substitute for full audited financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). As a result, while this information is presented with ranges and approximations that management considers to be reasonable, it remains in all cases subject to change pending finalization. It is very difficult to predict the impact of known factors and it is impossible for the Company to anticipate all factors that could affect its actual results. Actual results may differ materially from the estimates presented above due to developments or other information that may arise between now and the time the financial results for the fourth quarter and fiscal year are finalized. Therefore, you should not place undue reliance on estimated financial information provided herein, which speaks only as of the date hereof. Estimates of results are inherently uncertain and subject to change, and the Company does not undertake any obligation to update this information. The Company’s independent registered public accounting firm, BDO USA, P.C., has not audited, reviewed, compiled or performed any procedures with respect to any of the estimated financial information. Accordingly, BDO USA, P.C. does not express an opinion or any other form of assurance with respect thereto. The preliminary estimated financial information for the quarter and year ended December 31, 2024 is not necessarily indicative of the results to be achieved in any future period.

About Townsquare Media, Inc.

Townsquare is a community-focused digital media and digital marketing solutions company with market leading local radio stations, principally focused outside the top 50 markets in the U.S. Our assets include a subscription digital marketing services business, Townsquare Interactive, providing website design, creation and hosting, search engine optimization, social media and online reputation management as well as other digital monthly services for SMBs; a robust digital advertising division, Townsquare Ignite, a powerful combination of a) an owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data and b) a proprietary digital programmatic advertising technology stack with an in-house demand and data management platform; and a portfolio of 345 local terrestrial radio stations in 74 U.S. markets strategically situated outside the Top 50 markets in the United States. Our portfolio includes local media brands such as WYRK.com, WJON.com and NJ101.5.com, and premier national music brands such as XXLmag.com, TasteofCountry.com, UltimateClassicRock.com, and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, our ability to develop and maintain digital technologies and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in “Risk Factors” and “Forward-Looking Statements” in our 2023 Annual Report on Form 10-K, for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2024, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this press release are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, which is a financial measure that has not been prepared in accordance with GAAP.

We define Adjusted EBITDA as net income before the deduction of income taxes, interest expense, net, gain on repurchases of debt, transaction and business realignment costs, depreciation and amortization, stock-based compensation, impairments, net loss(gain) on sale and retirement of assets and other expense (income) net. This measure does not represent, and should not be considered as an alternative to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, this non-GAAP measure may not be comparable to similarly-named measures reported by other companies. Net income, the most directly comparable GAAP measure to Adjusted EBITDA, and a reconciliation of Adjusted EBITDA to net income are not included herein because we are not able to estimate certain components of these measures without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on our future GAAP results.

We use Adjusted EBITDA to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net loss (gain) on sale and retirement of assets, business realignment costs and certain impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted EBITDA when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

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